Exhibit 99.1

News Release For more information, please contact: MEDIA: Mike Cummins 312-549-5257 Michael.Cummins@conagra.com INVESTORS: Melissa Napier 312-549-5738 IR@conagra.com

F O R I M M E D I A T E R E L E A S E

CONAGRA BRANDS REPORTS second QUARTER RESULTS

CHICAGO, January 4, 2024 — Today Conagra Brands, Inc. (NYSE: CAG) reported results for the second quarter of fiscal year 2024, which ended on November 26, 2023. All comparisons are against the prior-year fiscal period, unless otherwise noted.

Second Quarter Highlights

●	Net sales decreased 3.2% from the prior year quarter; organic net sales decreased 3.4%
●

Operating margin was 14.0%, representing a 261 basis point decrease over the prior year quarter. Adjusted operating margin was 15.9%, representing a 108 basis point decrease over the prior year quarter.

●	Diluted earnings per share (EPS) was $0.60, a 24.1% decrease over the prior year quarter. Adjusted EPS was $0.71, a 12.3% decrease over the prior year quarter.
●	The company is updating its fiscal 2024 guidance and now expects:
○	Organic net sales to decrease between 1.0% and 2.0% compared to fiscal 2023
○	Adjusted operating margin of approximately 15.6%
○	Adjusted EPS between $2.60 and $2.65

CEO Perspective

Sean Connolly, president and chief executive officer of Conagra Brands, commented, "Despite an ongoing challenging macro environment, we saw several positive signs in Q2. In particular, volume trends in our domestic retail business improved substantially, as inflation-driven volume declines were cut in half compared to Q1. Most importantly, our targeted investments in our frozen business generated strong lifts and market share gains. These developments reinforced our confidence in investing to build momentum in the second half and set up a strong FY25."

Total Company Second Quarter Results

In the quarter, net sales were $3.2 billion reflecting:

●	a 0.2% increase from the favorable impact of foreign exchange; and
●	a 3.4% decrease in organic net sales.

The 3.4% decrease in organic net sales was driven by a 0.5% negative impact from price/mix, partially attributable to an increase in strategic investments, and a 2.9% decrease in volume, primarily due to continued lower consumption trends.

CONAGRA BRANDS

Gross profit decreased 8.2% to $847 million in the quarter, and adjusted gross profit decreased 7.6% to $862 million. Second quarter gross profit decreased as higher productivity was more than offset by the negative impacts of cost of goods sold inflation, lower organic net sales, and unfavorable operating leverage. Gross margin decreased 145 basis points to 26.4% in the quarter, and adjusted gross margin decreased 129 basis points to 26.9%.

Selling, general, and administrative expense (SG&A), which includes advertising and promotional expense (A&P), increased 6.8% to $398 million in the quarter due to an impairment associated with a business being reclassified to held for sale and legal reserve adjustments made in the quarter, partially offset by a decline in A&P from timing shifts over the prior year quarter. Adjusted SG&A, which excludes A&P, decreased 4.1% to $279 million primarily driven by lower incentive compensation compared to the prior year quarter.

Net interest expense was $113 million in the quarter. Compared to the prior-year period, net interest expense increased 13.0% or $13 million, primarily due to a higher weighted average interest rate on outstanding debt.

The average diluted share count in the quarter was 480 million shares.

In the quarter, net income attributable to Conagra Brands decreased 25.1% to $286 million, or $0.60 per diluted share compared to $382 million, or $0.79 per diluted share in the prior year quarter driven primarily by the decrease in gross profit and increase in SG&A, as previously discussed. Adjusted net income attributable to Conagra Brands decreased 12.9% to $341 million, or $0.71 per diluted share driven primarily by the decrease in gross profit.

Adjusted EBITDA, which includes equity method investment earnings and pension and postretirement non-service expense (income), decreased 7.0% to $661 million in the quarter, primarily driven by the decrease in adjusted gross profit.

Grocery & Snacks Segment Second Quarter Results

Reported and organic net sales for the Grocery & Snacks segment decreased 4.1% to $1.3 billion in the quarter driven by a price/mix decrease of 0.4%, partially attributable to an increase in strategic investments, coupled with a volume decrease of 3.7%, primarily due to continued lower consumption trends. The company gained dollar share in snacking and staples categories including microwave popcorn and seeds, chili, and hot cocoa.

Operating profit for the segment decreased 18.0% to $279 million in the quarter. Adjusted operating profit decreased 17.3% to $282 million as productivity was more than offset by the negative impacts of cost of goods sold inflation, lower organic net sales, unfavorable operating leverage, and higher A&P and SG&A.

Refrigerated & Frozen Segment Second Quarter Results

Reported and organic net sales for the Refrigerated & Frozen segment decreased 5.8% to $1.3 billion in the quarter as price mix decreased 2.5%, partially attributable to an increase in strategic investments, and volume decreased 3.3%, primarily due to continued lower consumption trends. The company gained dollar share in select categories such as frozen sides and frozen breakfast and gained unit share in frozen single serve meals.

CONAGRA BRANDS

Operating profit for the segment decreased 12.0% to $220 million in the quarter. Adjusted operating profit decreased 14.2% to $222 million as productivity and lower A&P were more than offset by the negative impacts of unfavorable operating leverage, lower organic net sales, cost of goods sold inflation, and increased SG&A.

International Segment Second Quarter Results

Net sales for the International segment increased 8.1% to $280 million in the quarter reflecting:

●	a 2.5% increase from the favorable impact of foreign exchange; and
●	a 5.6% increase in organic net sales.

On an organic net sales basis, price/mix increased 2.3% and volume increased 3.3% primarily driven by a strong performance in the company's Mexico business.

Operating profit for the segment decreased 84.0% to $6 million in the quarter primarily due to an impairment associated with a business being reclassified to held for sale. Adjusted operating profit increased 10.3% to $41 million as the benefits from higher organic net sales and productivity more than offset the negative impact of cost of goods sold inflation, and higher SG&A and A&P.

Foodservice Segment Second Quarter Results

Reported and organic net sales for the Foodservice segment increased 4.3% to $295 million in the quarter. Price/mix increased 6.8%, primarily due to inflation-driven pricing actions taken in the prior year, and volume decreased 2.5%.

Operating profit for the segment increased 33.2% to $38 million. Adjusted operating profit increased 24.3% to $35 million in the quarter as the benefits of higher organic net sales, productivity, and lower cost of goods sold inflation more than offset the impacts of unfavorable operating leverage and increased A&P and SG&A.

Other Second Quarter Items

Corporate expenses decreased 10.9% to $95 million in the quarter and adjusted corporate expense decreased 31.9% to $70 million in the quarter driven primarily by lower incentive compensation compared to the prior year quarter.

We incurred pension and post-retirement non-service expense in the quarter compared to $6 million of income in the prior-year quarter due primarily to higher interest costs.

In the quarter, equity method investment earnings increased 10.3% to $54 million reflecting continued strong product margins from the company's joint venture, Ardent Mills.

In the quarter, the effective tax rate was 26.5% compared to 24.3% in the prior-year quarter. The adjusted effective tax rate was 24.3%, unchanged compared to the prior-year quarter.

In the quarter, the company paid a dividend of $0.35 per share.

CONAGRA BRANDS

Outlook

The company is lowering its fiscal 2024 organic net sales growth, operating margin, and adjusted EPS outlook to reflect year-to-date results, expectations for a slower volume recovery, and increased brand investments in the second half of the fiscal year.

The company's fiscal 2024 guidance reflects:

●	Organic net sales to decrease between 1.0% and 2.0% compared to fiscal 2023
●	Adjusted operating margin is expected to be approximately 15.6%
●	Adjusted EPS is expected to be between $2.60 and $2.65
●	Net Leverage Ratio of approximately 3.55x
●	Capital expenditures of approximately $450M
●	Interest expense of approximately $440M
●	Adjusted effective tax rate of approximately 24%
●	No pension income
●	Ardent Mills contribution of approximately $170M

The inability to predict the amount and timing of the impacts of foreign exchange, acquisitions, divestitures, and other items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see the end of this release for more information.

Items Affecting Comparability of EPS

The following are included in the $0.60 EPS for the second quarter of fiscal 2024 (EPS amounts are rounded and after tax).  Please see the reconciliation schedules at the end of this release for additional details.

●	Approximately $0.01 per diluted share of net expense related to restructuring plans
●	Approximately $0.02 per diluted share of net expense related to corporate hedging derivative losses
●	Approximately $0.07 per diluted share of net expense related to an impairment of a business held for sale
●	Approximately $0.02 per diluted share of net expense related to legal matters
●	Approximately $0.01 per diluted share of net benefit related to rounding

The following are included in the $0.79 EPS for the second quarter of fiscal 2023 (EPS amounts are rounded and after tax).  Please see the reconciliation schedules at the end of this release for additional details.

●	Approximately $0.01 per diluted share of net expense due to fire related costs
●	Approximately $0.01 per diluted share of net expense related to rounding

Please note that certain prior year amounts have been reclassified to conform with current year presentation.

CONAGRA BRANDS

Discussion of Results

Conagra Brands will host a webcast and conference call at 9:30 a.m. Eastern time today to discuss the results. The live audio webcast and presentation slides will be available on www.conagrabrands.com/investor-relations under Events & Presentations. The conference call may be accessed by dialing 1-877-883-0383 for participants in the U.S. and 1-412-902-6506 for all other participants and using passcode 9519988. Please dial in 10 to 15 minutes prior to the call start time. Following the company's remarks, the conference call will include a question-and-answer session with the investment community. A replay of the webcast will be available on www.conagrabrands.com/investor-relations under Events & Presentations until January 4, 2025.

About Conagra Brands

Conagra Brands, Inc. (NYSE: CAG), headquartered in Chicago, is one of North America's leading branded food companies. Guided by an entrepreneurial spirit, Conagra Brands combines a rich heritage of making great food with a sharpened focus on innovation. The company's portfolio is evolving to satisfy people's changing food preferences. Conagra's iconic brands, such as Birds Eye®, Duncan Hines®, Healthy Choice®, Marie Callender's®, Reddi-wip®, and Slim Jim®, as well as emerging brands, including Angie's® BOOMCHICKAPOP®, Duke's®, Earth Balance®, Gardein®, and Frontera®, offer choices for every occasion. For more information, visit www.conagrabrands.com.

Note on Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: risks associated with general economic and industry conditions, including inflation, rising interest rates, decreased availability of capital, volatility in financial markets, declining consumer spending rates, recessions, decreased energy availability, increased energy costs (including fuel surcharges), supply chain challenges, labor shortages, and geopolitical conflicts (including the ongoing conflict between Russia and Ukraine); negative impacts caused by public health crises; risks related to our ability to deleverage on currently anticipated timelines, and to continue to access capital on acceptable terms or at all; risks related to the company's competitive environment, cost structure, and related market conditions; risks related to our ability to execute operating and value creation plans and achieve returns on our investments and targeted operating efficiencies from cost-saving initiatives, and to benefit from trade optimization programs; risks related to the availability and prices of commodities and other supply chain resources, including raw materials, packaging, energy, and transportation, including any negative effects caused by changes in levels of inflation and interest rates, weather conditions, health pandemics or outbreaks of disease, actual or threatened hostilities or war, or other geopolitical uncertainty; risks related to the effectiveness of our hedging activities and ability to respond to volatility in commodities; disruptions or inefficiencies in our supply chain and/or operations; risks related to the ultimate impact of, including reputational harm caused by, any product recalls and product liability or labeling litigation, including litigation related to lead-based paint and pigment and cooking spray; risks related to our ability to respond to changing consumer preferences and the success of our innovation and marketing investments; risks associated with actions by our customers, including changes in distribution and purchasing terms; risks related to the seasonality of our business; risks associated with our co-manufacturing arrangements and other third-party service provider dependencies; risks associated with actions of governments and regulatory bodies that affect our businesses, including the ultimate impact of new or revised regulations or interpretations including to address climate change or implement changes to taxes and tariffs; risks related to the company's ability to execute on its strategies or achieve expectations related to environmental, social, and governance matters, including as a result of evolving legal, regulatory, and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs, the availability of requisite financing, and changes in carbon pricing or carbon taxes; risks related to a material failure in or breach of our or our vendors' information technology systems and other cybersecurity incidents; risks related to our ability to identify, attract, hire, train, retain and develop qualified personnel; risk of increased pension, labor or people-related expenses; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; risk relating to our ability to protect our intellectual property rights; risks relating to acquisition, divestiture, joint venture or investment activities; the amount and timing of future dividends, which remain subject to Board approval and depend on market and other conditions; and other risks described in our reports filed from time to time with the Securities and Exchange Commission.

We caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document. We undertake no responsibility to update these statements, except as required by law.

Note on Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures, including adjusted EPS, organic net sales, adjusted gross profit, adjusted operating profit, adjusted SG&A, adjusted corporate expenses, adjusted gross margin, adjusted operating margin, adjusted effective tax rate, adjusted net income attributable to Conagra Brands, free cash flow, net debt, net leverage ratio, and adjusted EBITDA. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the company’s financial statements and believes these non-GAAP financial measures provide useful supplemental information to assess the company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP.

Organic net sales excludes, from reported net sales, the impacts of foreign exchange, divested businesses and acquisitions, as well as the impact of any 53rd week. All references to changes in volume and price/mix throughout this release are on an organic net sales basis.

References to adjusted items throughout this release refer to measures computed in accordance with GAAP less the impact of items impacting comparability. Items impacting comparability are income or expenses (and related tax impacts) that management believes have had, or are likely to have, a significant impact on the earnings of the applicable business segment or on the total corporation for the period in which the item is recognized, and are not indicative of the company’s core operating results. These items thus affect the comparability of underlying results from period to period.

References to earnings before interest, taxes, depreciation, and amortization (EBITDA) refer to net income attributable to Conagra Brands before the impacts of discontinued operations, income tax expense (benefit), interest expense, depreciation, and amortization. References to adjusted EBITDA refer to EBITDA before the impacts of items impacting comparability.

Hedge gains and losses are generally aggregated, and net amounts are reclassified from unallocated corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold. The net change in the derivative gains (losses) included in unallocated corporate expense during the period is reflected as a comparability item, Corporate hedging derivate gains (losses).

Note on Forward-Looking Non-GAAP Financial Measures

Our fiscal 2024 guidance includes certain non-GAAP financial measures (organic net sales growth, adjusted operating margin, adjusted EPS, net leverage ratio, and adjusted effective tax rate) that are presented on a forward-looking basis. Historically, the company has calculated these non-GAAP financial measures excluding the impact of certain items such as, but not limited to, foreign exchange, acquisitions, divestitures, restructuring expenses, the extinguishment of debt, hedging gains and losses, impairment charges, legacy legal contingencies, and unusual tax items. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the timing and financial impact of such items. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Statements of Earnings

(in millions)

(unaudited)

	SECOND QUARTER
	Thirteen Weeks Ended	Thirteen Weeks Ended
	November 26, 2023	November 27, 2022	Percent Change
Net sales	$3,208.1	$3,312.9	(3.2)%
Costs and expenses:
Cost of goods sold	2,361.5	2,390.6	(1.2)%
Selling, general and administrative expenses	398.1	372.7	6.8%
Pension and postretirement non-service expense (income)	0.4	(6.1)	N/A
Interest expense, net	113.3	100.3	13.0%
Income before income taxes and equity method investment earnings	334.8	455.4	(26.5)%
Income tax expense	102.9	122.5	(16.0)%
Equity method investment earnings	54.3	49.3	10.3%
Net income	$286.2	$382.2	(25.1)%
Less: Net income attributable to noncontrolling interests	—	0.3	(100.0)%
Net income attributable to Conagra Brands, Inc.	$286.2	$381.9	(25.1)%

Earnings per share - basic
Net income attributable to Conagra Brands, Inc.	$0.60	$0.80	(25.0)%
Weighted average shares outstanding	478.7	479.4	(0.1)%

Earnings per share - diluted
Net income attributable to Conagra Brands, Inc.	$0.60	$0.79	(24.1)%
Weighted average share and share equivalents outstanding	479.8	480.9	(0.2)%

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Statements of Earnings

(in millions)

(unaudited)

	SECOND QUARTER YEAR TO DATE
	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	November 26, 2023	November 27, 2022	Percent Change
Net sales	$6,112.1	$6,217.2	(1.7)%
Costs and expenses:
Cost of goods sold	4,442.4	4,574.6	(2.9)%
Selling, general and administrative expenses	732.2	1,114.3	(34.3)%
Pension and postretirement non-service expense (income)	0.7	(12.2)	N/A
Interest expense, net	219.3	197.4	11.1%
Income before income taxes and equity method investment earnings	717.5	343.1	109.1%
Income tax expense	201.2	136.9	47.0%
Equity method investment earnings	89.8	98.5	(8.8)%
Net income	$606.1	$304.7	99.0%
Less: Net income attributable to noncontrolling interests	0.2	0.3	(8.3)%
Net income attributable to Conagra Brands, Inc.	$605.9	$304.4	99.1%

Earnings per share - basic
Net income attributable to Conagra Brands, Inc.	$1.27	$0.63	101.6%
Weighted average shares outstanding	478.4	480.0	(0.3)%

Earnings per share - diluted
Net income attributable to Conagra Brands, Inc.	$1.26	$0.63	100.0%
Weighted average share and share equivalents outstanding	479.8	481.6	(0.4)%

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Balance Sheets

(in millions)

(unaudited)

	November 26, 2023	May 28, 2023
ASSETS
Current assets
Cash and cash equivalents	$61.5	$93.3
Receivables, less allowance for doubtful accounts of $3.0 and $2.7	974.1	952.8
Inventories	2,277.6	2,212.2
Prepaid expenses and other current assets	125.7	92.4
Current assets held for sale	30.2	34.3
Total current assets	3,469.1	3,385.0
Property, plant and equipment, net	2,876.5	2,736.4
Goodwill	11,109.3	11,109.4
Brands, trademarks and other intangibles, net	3,165.4	3,192.3
Other assets	1,410.2	1,506.2
Noncurrent assets held for sale	89.5	123.3
	$22,120.0	$22,052.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Notes payable	$559.0	$636.3
Current installments of long-term debt	1,017.3	1,516.0
Accounts and other payables	1,474.6	1,525.5
Accrued payroll	129.5	163.5
Other accrued liabilities	639.6	583.3
Current liabilities held for sale	13.1	16.1
Total current liabilities	3,833.1	4,440.7
Senior long-term debt, excluding current installments	7,493.3	7,081.3
Other noncurrent liabilities	1,717.5	1,718.0
Noncurrent liabilities held for sale	1.9	5.3
Total stockholders' equity	9,074.2	8,807.3
	$22,120.0	$22,052.6

CONAGRA BRANDS

Conagra Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	November 26, 2023	November 27, 2022
Cash flows from operating activities:
Net income	$606.1	$304.7
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	195.9	185.5
Asset impairment charges	50.7	413.7
Equity method investment earnings less than (in excess) of distributions	76.9	(55.6)
Stock-settled share-based payments expense	3.5	59.0
Contributions to pension plans	(6.0)	(5.9)
Pension expense (benefit)	5.5	(6.9)
Other items	24.0	(4.5)
Change in operating assets and liabilities:
Receivables	(29.8)	(46.1)
Inventories	(61.8)	(380.9)
Deferred income taxes and income taxes payable, net	24.0	(39.4)
Prepaid expenses and other current assets	(30.6)	(13.8)
Accounts and other payables	7.7	(109.8)
Accrued payroll	(34.1)	(32.2)
Other accrued liabilities	22.6	30.0
Net cash flows from operating activities	854.6	297.8
Cash flows from investing activities:
Additions to property, plant and equipment	(214.0)	(188.4)
Sale of property, plant and equipment	0.5	2.4
Purchase of marketable securities	(5.1)	(1.6)
Sale of marketable securities	5.1	1.6
Other items	9.6	4.1
Net cash flows from investing activities	(203.9)	(181.9)
Cash flows from financing activities:
Issuances of short-term borrowings, maturities greater than 90 days	93.9	172.2
Repayment of short-term borrowings, maturities greater than 90 days	(99.3)	(168.8)
Net (repayment) issuance of other short-term borrowings, maturities less than or equal to 90 days	(75.8)	72.0
Issuance of long-term debt	500.0	500.0
Repayment of long-term debt	(760.6)	(265.8)
Debt issuance costs	(3.1)	(4.0)
Repurchase of Conagra Brands, Inc. common shares	—	(150.0)
Cash dividends paid	(324.7)	(308.6)
Exercise of stock options and issuance of other stock awards, including tax withholdings	(13.3)	(5.7)
Other items	(0.5)	1.3
Net cash flows from financing activities	(683.4)	(157.4)
Effect of exchange rate changes on cash and cash equivalents	1.6	(2.1)
Net change in cash and cash equivalents, including cash balances classified as assets held for sale	(31.1)	(43.6)
Less: Net change in cash balances classified as assets held for sale	0.7	(0.4)
Net change in cash and cash equivalents	(31.8)	(43.2)
Cash and cash equivalents at beginning of period	93.3	82.2
Cash and cash equivalents at end of period	$61.5	$39.0

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q2 FY24	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$1,295.1	$1,338.5	$279.6	$294.9	$3,208.1
Impact of foreign exchange	—	—	(6.5)	—	(6.5)
Organic Net Sales	$1,295.1	$1,338.5	$273.1	$294.9	$3,201.6

Year-over-year change - Net Sales	(4.1)%	(5.8)%	8.1%	4.3%	(3.2)%
Impact of foreign exchange (pp)	—	—	(2.5)	—	(0.2)
Organic Net Sales	(4.1)%	(5.8)%	5.6%	4.3%	(3.4)%

Volume (Organic)	(3.7)%	(3.3)%	3.3%	(2.5)%	(2.9)%
Price/Mix	(0.4)%	(2.5)%	2.3%	6.8%	(0.5)%

Q2 FY23	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$1,349.9	$1,421.5	$258.7	$282.8	$3,312.9
Net sales from divested businesses	—	—	—	—	—
Organic Net Sales	$1,349.9	$1,421.5	$258.7	$282.8	$3,312.9

Q2 FY24 YTD	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$2,498.0	$2,490.1	$539.8	$584.2	$6,112.1
Impact of foreign exchange	—	—	(13.9)	—	(13.9)
Organic Net Sales	$2,498.0	$2,490.1	$525.9	$584.2	$6,098.2

Year-over-year change - Net Sales	(1.6)%	(5.3)%	9.7%	4.7%	(1.7)%
Impact of foreign exchange (pp)	—	—	(2.9)	—	(0.2)
Organic Net Sales	(1.6)%	(5.3)%	6.8%	4.7%	(1.9)%

Volume (Organic)	(4.0)%	(6.7)%	1.9%	(3.8)%	(4.7)%
Price/Mix	2.4%	1.4%	4.9%	8.5%	2.8%

Q2 FY23 YTD	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$2,538.2	$2,629.1	$492.2	$557.7	$6,217.2
Net sales from divested businesses	—	—	—	—	—
Organic Net Sales	$2,538.2	$2,629.1	$492.2	$557.7	$6,217.2

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q2 FY24	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Corporate Expense	Total Conagra Brands
Operating Profit	$279.2	$220.2	$5.9	$38.0	$(94.8)	$448.5
Restructuring plans	2.7	0.5	0.5	—	(0.2)	3.5
Impairment of business held for sale	—	—	34.2	—	—	34.2
Legal matters	—	—	—	—	14.0	14.0
Fire related cost (benefit)	—	1.5	—	(2.6)	—	(1.1)
Corporate hedging derivative losses (gains)	—	—	—	—	11.2	11.2
Adjusted Operating Profit	$281.9	$222.2	$40.6	$35.4	$(69.8)	$510.3

Operating Profit Margin	21.6%	16.5%	2.1%	12.9%		14.0%
Adjusted Operating Profit Margin	21.8%	16.6%	14.5%	12.0%		15.9%
Year-over-year % change - Operating Profit	(18.0)%	(12.0)%	(84.0)%	33.2%	(10.9)%	(18.4)%
Year-over year % change - Adjusted Operating Profit	(17.3)%	(14.2)%	10.3%	24.3%	(31.9)%	(9.3)%
Year-over-year bps change - Operating Profit	(366) bps	(115) bps	(1,214) bps	279 bps		(261) bps
Year-over-year bps change - Adjusted Operating Profit	(348) bps	(162) bps	30 bps	193 bps		(108) bps

Q2 FY23	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Corporate Expense	Total Conagra Brands
Operating Profit	$340.4	$250.3	$36.9	$28.5	$(106.5)	$549.6
Restructuring plans	(0.1)	0.8	(0.1)	—	1.2	1.8
Acquisitions and divestitures	—	—	—	—	0.5	0.5
Fire related costs	—	7.9	—	—	—	7.9
Municipal water break costs	0.6	—	—	—	—	0.6
Corporate hedging derivative losses (gains)	—	—	—	—	2.4	2.4
Adjusted Operating Profit	$340.9	$259.0	$36.8	$28.5	$(102.4)	$562.8

Operating Profit Margin	25.2%	17.6%	14.3%	10.1%		16.6%
Adjusted Operating Profit Margin	25.3%	18.2%	14.2%	10.1%		17.0%

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q2 FY24 YTD	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Corporate Expense	Total Conagra Brands
Operating Profit	$537.9	$419.4	$29.6	$82.1	$(131.5)	$937.5
Restructuring plans	7.5	1.1	19.1	—	0.2	27.9
Impairment of business held for sale	—	—	34.2	—	—	34.2
Acquisitions and divestitures	—	—	—	—	0.2	0.2
Legal matters	—	—	—	—	14.0	14.0
Fire related cost (benefit)	—	3.1	—	(5.9)	—	(2.8)
Corporate hedging derivative losses (gains)	—	—	—	—	(16.4)	(16.4)
Adjusted Operating Profit	$545.4	$423.6	$82.9	$76.2	$(133.5)	$994.6

Operating Profit Margin	21.5%	16.8%	5.5%	14.0%		15.3%
Adjusted Operating Profit Margin	21.8%	17.0%	15.4%	13.0%		16.3%
Year-over-year % change - Operating Profit	(8.9)%	1,134.6%	(53.6)%	176.5%	(30.8)%	77.5%
Year-over year % change - Adjusted Operating Profit	(8.3)%	(2.6)%	30.4%	51.7%	(26.7)%	3.5%
Year-over-year bps change - Operating Profit	(174) bps	1,555 bps	(748) bps	872 bps		684 bps
Year-over-year bps change - Adjusted Operating Profit	(159) bps	48 bps	244 bps	403 bps		82 bps

Q2 FY23 YTD	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Corporate Expense	Total Conagra Brands
Operating Profit	$590.8	$34.0	$63.8	$29.7	$(190.0)	$528.3
Restructuring plans	0.2	1.4	(0.2)	—	5.3	6.7
Impairment of businesses held for sale	0.5	5.7	—	20.5	—	26.7
Acquisitions and divestitures	—	—	—	—	0.6	0.6
Goodwill and brand impairment charges	—	385.7	—	—	—	385.7
Fire related costs	—	7.9	—	—	—	7.9
Municipal water break costs	3.2	—	—	—	—	3.2
Corporate hedging derivative losses (gains)	—	—	—	—	1.9	1.9
Adjusted Operating Profit	$594.7	$434.7	$63.6	$50.2	$(182.2)	$961.0

Operating Profit Margin	23.3%	1.3%	13.0%	5.3%		8.5%
Adjusted Operating Profit Margin	23.4%	16.5%	12.9%	9.0%		15.5%

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q2 FY24	Gross profit	Selling, general and administrative expenses	Operating profit [1]	Income before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income attributable to Conagra Brands, Inc common stockholders
Reported	$846.6	$398.1	$448.5	$334.8	$102.9	26.5%	$286.2	$0.60
% of Net Sales	26.4%	12.4%	14.0%
Restructuring plans	2.8	0.7	3.5	3.5	0.8		2.7	0.01
Corporate hedging derivative losses (gains)	11.2	—	11.2	11.2	2.6		8.6	0.02
Advertising and promotion expenses [2]	—	72.5	—	—	—		—	—
Fire related cost (benefit)	1.5	(2.6)	(1.1)	(1.1)	(0.3)		(0.8)	—
Impairment of business held for sale	—	34.2	34.2	34.2	(0.1)		34.3	0.07
Legal matters	—	14.0	14.0	14.0	3.6		10.4	0.02
Rounding	—	—	—	—	—		—	(0.01)
Adjusted	$862.1	$279.3	$510.3	$396.6	$109.5	24.3%	$341.4	$0.71
% of Net Sales	26.9%	8.7%	15.9%
Year-over-year % of net sales change - reported	(145) bps	116 bps	(261) bps
Year-over-year % of net sales change - adjusted	(129) bps	(9) bps	(108) bps

Year-over-year change - reported	(8.2)%	6.8%	(18.4)%	(26.5)%	(16.0)%		(25.1)%	(24.1)%
Year-over-year change - adjusted	(7.6)%	(4.1)%	(9.3)%	(15.3)%	(12.9)%		(12.9)%	(12.3)%

Q2 FY23	Gross profit	Selling, general and administrative expenses	Operating profit [1]	Income before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income attributable to Conagra Brands, Inc common stockholders
Reported	$922.3	$372.7	$549.6	$455.4	$122.5	24.3%	$381.9	$0.79
% of Net Sales	27.8%	11.3%	16.6%
Restructuring plans	0.1	1.7	1.8	1.8	0.5		1.3	—
Acquisitions and divestitures	—	0.5	0.5	0.5	0.1		0.4	—
Corporate hedging derivative losses (gains)	2.4	—	2.4	2.4	0.6		1.8	—
Advertising and promotion expenses [2]	—	78.8	—	—	—		—	—
Fire related costs	7.4	0.5	7.9	7.9	1.9		6.0	0.01
Municipal water break costs	0.6	—	0.6	0.6	0.2		0.4	—
Rounding	—	—	—	—	—		—	0.01
Adjusted	$932.8	$291.2	$562.8	$468.6	$125.8	24.3%	$391.8	$0.81
% of Net Sales	28.2%	8.8%	17.0%

1 Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service (income) expense.

2 Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the company’s operating performance.  Please note that A&P is not removed from adjusted profit measures.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q2 FY24 YTD	Gross profit	Selling, general and administrative expenses	Operating profit [1]	Income before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income attributable to Conagra Brands, Inc common stockholders
Reported	$1,669.7	$732.2	$937.5	$717.5	$201.2	24.9%	$605.9	$1.26
% of Net Sales	27.3%	12.0%	15.3%
Restructuring plans	7.1	20.8	27.9	27.9	7.1		20.8	0.04
Acquisitions and divestitures	—	0.2	0.2	0.2	—		0.2	—
Corporate hedging derivative losses (gains)	(16.4)	—	(16.4)	(16.4)	(4.2)		(12.2)	(0.03)
Advertising and promotion expenses [2]	—	131.2	—	—	—		—	—
Fire related cost (benefit)	3.1	(5.9)	(2.8)	(2.8)	(0.7)		(2.1)	—
Impairment of business held for sale	—	34.2	34.2	34.2	(0.1)		34.3	0.07
Legal matters	—	14.0	14.0	14.0	3.6		10.4	0.02
Rounding	—	—	—	—	—		—	0.01
Adjusted	$1,663.5	$537.7	$994.6	$774.6	$206.9	23.9%	$657.3	$1.37
% of Net Sales	27.2%	8.8%	16.3%
Year-over-year % of net sales change - reported	90 bps	(594) bps	684 bps
Year-over-year % of net sales change - adjusted	59 bps	(11) bps	82 bps

Year-over-year change - reported	1.7%	(34.3)%	77.5%	109.1%	47.0%		99.1%	100.0%
Year-over-year change - adjusted	0.5%	(2.9)%	3.5%	(0.1)%	(0.2)%		(1.4)%	(0.7)%

Q2 FY23 YTD	Gross profit	Selling, general and administrative expenses	Operating profit [1]	Income before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income attributable to Conagra Brands, Inc common stockholders
Reported	$1,642.6	$1,114.3	$528.3	$343.1	$136.9	31.0%	$304.4	$0.63
% of Net Sales	26.4%	17.9%	8.5%
Restructuring plans	0.3	6.4	6.7	6.7	1.7		5.0	0.01
Acquisitions and divestitures	—	0.6	0.6	0.6	0.1		0.5	—
Corporate hedging derivative losses (gains)	1.9	—	1.9	1.9	0.5		1.4	—
Advertising and promotion expenses [2]	—	140.7	—	—	—		—	—
Fire related costs	7.4	0.5	7.9	7.9	1.9		6.0	0.01
Municipal water break costs	3.2	—	3.2	3.2	0.8		2.4	—
Impairment of businesses held for sale	—	26.7	26.7	26.7	6.6		20.1	0.04
Goodwill and brand impairment charges	—	385.7	385.7	385.7	58.9		326.8	0.68
Rounding	—	—	—	—	—		—	0.01
Adjusted	$1,655.4	$553.7	$961.0	$775.8	$207.4	23.7%	$666.6	$1.38
% of Net Sales	26.6%	8.9%	15.5%

1 Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service (income) expense.

2 Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the company’s operating performance.  Please note that A&P is not removed from adjusted profit measures.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

	November 26, 2023	November 27, 2022	% Change
Net cash flows from operating activities	$854.6	$297.8	187.0%
Additions to property, plant and equipment	(214.0)	(188.4)	13.6%
Free cash flow	$640.6	$109.4	485.6%

	Q2 FY24	Q2 FY23
Notes payable	$559.0	$363.1
Current installments of long-term debt	1,017.3	954.3
Senior long-term debt, excluding current installments	7,493.3	8,081.8
Total Debt	$9,069.6	$9,399.2
Less: Cash	61.5	39.0
Net Debt	$9,008.1	$9,360.2

Q2 FY24
Net Debt[1]	$9,008.1

Net income attributable to Conagra Brands, Inc.	$985.1
Add Back: Income tax expense	283.0
Income tax expense attributable to noncontrolling interests	(0.5)
Interest expense, net	431.5
Depreciation	326.2
Amortization	54.1
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$2,079.4
Restructuring plans[2]	27.4
Acquisitions and divestitures	8.0
Corporate hedging derivative losses (gains)	18.8
Goodwill and brand impairment charges[3]	343.6
Legal matters	17.8
Fire related costs	2.7
Municipal water break costs	0.3
Third-party vendor cybersecurity incident	4.4
Impairment of business held for sale	34.2
Adjusted EBITDA	$2,536.6

Net Debt to Adjusted EBITDA[4]	3.55

1 As of November 26, 2023.

2 Excludes comparability items related to depreciation.

3 Excludes comparability items attributable to noncontrolling interests.

4 The company defines its net debt leverage ratio as net debt divided by adjusted EBITDA for the trailing twelve month period.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

	Q2 FY24	Q2 FY23	% Change
Net income attributable to Conagra Brands, Inc.	$286.2	$381.9	(25.1)%
Add Back: Income tax expense	102.9	122.5
Income tax expense attributable to noncontrolling interests	(0.1)	(0.1)
Interest expense, net	113.3	100.3
Depreciation	86.0	77.8
Amortization	13.3	14.7
Earnings before interest, taxes, depreciation, and amortization	$601.6	$697.1	(13.7)%
Restructuring plans [1]	0.8	1.8
Acquisitions and divestitures	—	0.5
Corporate hedging derivative losses (gains)	11.2	2.4
Fire related cost (benefit)	(1.1)	7.9
Municipal water break costs	—	0.6
Impairment of business held for sale	34.2	—
Legal matters	14.0	—
Adjusted Earnings before interest, taxes, depreciation, and amortization	$660.7	$710.3	(7.0)%

	Q2 FY24 YTD	Q2 FY23 YTD	% Change
Net income attributable to Conagra Brands, Inc.	$605.9	$304.4	99.1%
Add Back: Income tax expense	201.2	136.9
Income tax expense attributable to noncontrolling interests	(0.1)	(0.1)
Interest expense, net	219.3	197.4
Depreciation	169.1	156.0
Amortization	26.8	29.5
Earnings before interest, taxes, depreciation, and amortization	$1,222.2	$824.1	48.3%
Restructuring plans [1]	21.8	6.7
Acquisitions and divestitures	0.2	0.6
Corporate hedging derivative losses (gains)	(16.4)	1.9
Fire related cost (benefit)	(2.8)	7.9
Municipal water break costs	—	3.2
Impairment of businesses held for sale	34.2	26.7
Goodwill and brand impairment charges	—	385.7
Legal matters	14.0	—
Adjusted Earnings before interest, taxes, depreciation, and amortization	$1,273.2	$1,256.8	1.3%

1 Excludes comparability items related to depreciation.